Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation of our report dated April 22, 2025 relating to the consolidated financial statements, appearing in this Annual Report on Form 1-K.

/s/ Crowe LLP

Crowe LLP

New York, New York

April 22, 2025